Exhibit 11(a) under Form N-1A
                       Exhibit 23 under Item 601/Reg. S-K


Consent of Independent Accountants



We hereby consent to the incorporation by reference into the Prospectus and the Statement of Additional Information constituting parts of this Post-Effective Amendment No. 3 to the registration statement on Form N-1A (the "Registration Statement") of our report dated October 16, 1998 relating to the financial statements and financial highlights appearing in the August 31, 1998 Annual Report of the Deutsche US Money Market Fund which is also incorporated by reference into the Registration Statement. We also consent to the use of our report dated October 16, 1998 relating to the financial statement of the Deutsche Institutional US Money Market Fund, (together with Deutsche US Money Market Fund, two of the eleven funds constituting Deutsche Funds, Inc.) which is included in the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus, under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.



/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP 1177 Avenue of the Americas New York, New York 10036 November 2, 1998